Exhibit 99.1
February 9, 2007
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
We are currently principal independent accountants for Levi Strauss & Co. and, under the date of February 10, 2006, we reported on the consolidated financial statements of Levi Strauss & Co. as of and for the years ended November 27, 2005 and November 28, 2004 . On February 5, 2007, we were notified that Levi Strauss & Co. intended to engage PricewaterhouseCoopers LLC as its principal accountant for the year ending November 25, 2007, and that the auditor-client relationship with KPMG LLP will cease upon completion of the audit of Levi Strauss & Co.’s consolidated financial statements as of and for the year ended November 26, 2006 and the issuance of our report thereon. We have read Levi Strauss & Co.’s statements included under Item 4.01(a) of its Form 8-K dated February 5, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with Levi Strauss & Co.’s statement that the decision to change was approved by the audit committee of the board of directors.
Very truly yours,
/s/ KPMG LLP